Exhibit 32.1

Certification of the Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Patriarch, Inc. (the "Company") on Form 10-KSB for the year ended May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Strato Malamas, the Principal Accounting Officer and Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Strato Malamas
Principal Accounting Officer and Principal Financial Officer

Date: August 29, 2006